EXHIBIT 4.1

                                  Go2Net, Inc.

                             2000 STOCK OPTION PLAN

        1.       Purpose of the Plan.
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         This stock option plan (the "Plan") is intended to provide  incentives:
(a) to the officers and other employees of Go2Net, Inc. (the "Company") and any present or future subsidiary corporations of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); and
(b) to officers, employees, directors, independent contractors, advisers, and consultants of the Company and any present or future subsidiaries or other entities designated by the Board of Directors of the Company in which the Company has a material business interest by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options").

        2.       Stock Subject to the Plan.
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         (a) The total number of shares of the authorized but unissued shares of the common stock, $.01 par value, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 6,000,000 shares, plus an annual increase to be added on October 1st of each year equal to five percent (5%) of the outstanding Common Stock (including for this purpose any shares of Common Stock issuable on conversion of any outstanding preferred stock of the Company) on such date; provided, however, that notwithstanding the foregoing, the total number of shares of Common Stock for which options designated as ISOs may be granted under the Plan shall not exceed 10,000,000 shares, in each case subject to adjustment as provided in Section 11 hereof.

         (b) If an option granted hereunder shall expire or terminate for any reason without having been exercised in full, or an option shall be cancelled or settled in cash, the unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan.

         (c) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined in Section 3 below).

         3.       Administration of the Plan.
                  --------------------------

         (a) The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement (as defined in Section 5) in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

         (b) Subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and its subsidiary corporations (from among the class of employees eligible under Section 4 to receive ISOs) to whom ISOs may be granted, and to determine (from the class of individuals eligible under Section 4 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which options may be granted; (iii) determine the option price of shares subject to each option which price shall not be less than the minimum price specified in
Section 6; (iv) determine whether each option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Section 9) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on the shares subject to options and the nature of such restrictions, and (vii) determine the terms and conditions of the Option Agreement as described in Section 5.

         4.       Eligibility.
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         Options  designated  as ISOs may be granted  only to officers and other employees of the Company or any "subsidiary corporation" as defined in Section 424 of the Code. Non-Qualified Options may be granted to any officer, employee, director, independent contractor, adviser, or consultant of the Company or of any of its subsidiaries or "designated entities" (as described in Section 1). Non-Qualified Options may be granted to an individual in connection with the hiring or engagement of the individual prior to the date that the individual first performs services for the Company, any subsidiary, or designated entity.

         No option designated as an ISO shall be granted to any employee of the Company or any subsidiary corporation if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a "parent corporation" (as defined in Section 424 of the Code) or a subsidiary corporation, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 6 hereof shall apply.

         The maximum number of shares of Common Stock with respect to which an option or options may be granted to any individual under the Plan in any one calendar year shall not exceed 1,000,000 shares of Common Stock, taking into account shares under options that are granted during such calendar year and also terminated in such calendar year, subject to adjustment as provided in Section 11.

         5.       Option Agreement.
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         Each option  shall be  evidenced  by an option  agreement  (the "Option
Agreement") between the Company and the optionee to whom such option is granted, which Option Agreement shall comply with and be subject to the terms and conditions of the Plan. The Option Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee. By way of illustration and not limitation, the Committee may include in the Option Agreement of all or any option holders provisions to address special circumstances such as termination of employment by the Company for cause, change in status from employee to consultant, forfeiture of option gains for competition or other activities materially detrimental to the interests of the Company, beneficiary designations, reduction in hours from full-time employment, and paid and unpaid leaves of absence. The date of grant of an option shall be as determined by the Committee. More than one option may be granted to an individual.

         6.       Option Price.
                  ------------

         The option price or prices of shares of the Company's Common Stock for options designated as Non-Qualified Options shall be as determined by the Committee, but in no event shall the option price be less than the minimum legal consideration required therefor under the laws of the State of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized. The option price or prices of shares of the Company's Common Stock for ISOs shall be the fair market value of such Common Stock at the time the option is granted as determined by the Committee.

         7.       Manner of Payment; Manner of Exercise.
                  -------------------------------------

         (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii) provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only under such circumstances and on such terms as may from time to time be established by the Committee and reflected in the Option Agreements. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee in accordance with Section 6 hereof. With the consent of the Committee and reflected in the Option Agreements, payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in paragraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after ten business days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

         8.       Exercise of Options.
                  -------------------

         Subject to the provisions of Sections 9 through 11, each option granted under the Plan shall be exercisable as follows:

         (a) Vesting. The option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

         (b)      Full Vesting of Installments.  Once an installment becomes
                  ----------------------------
exercisable it shall remain exercisable until expirationor termination of the option, unless otherwise specified by the Committee.

         (c)      Partial Exercise.  Each option or installment may be
                  ----------------
exercised at any time or from time to time, in whole or inpart, for up to the total number of shares with respect to which it is then exercisable.

         (d) Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment or any option; provided, however, that the Committee shall not (except as otherwise permitted under Section 11), without the consent of an optionee, accelerate the exercise date of any installment of any option granted to any employee as an ISO if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code.

         9.       Term of Options:  Exercisability.
                  --------------------------------

                  (a) Term. Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as provided in the Option Agreement.

                   (b) Exercisability. Except as otherwise provided in the Option Agreement, an option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

         10. Options Not Transferable. The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, or pursuant to a domestic relations order, and any such option shall be exercisable during the lifetime of such optionee only by him; provided, however, that the Committee may permit the further transferability on a general or specific basis and may impose conditions and limitations on any permitted transferee. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, except as provided above with respect to Non-Qualified Options, trustee process or similar process, whether legal or equitable, upon such option.

         11.      Adjustments.  Upon the occurrence of any of the following
                  -----------
events, an optionee's rights with respect to optionsgranted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such option.

         (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

         (b) Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

         (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in paragraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his option prior to such recapitalization or reorganization.

         (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

         (e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

         (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

         (g)      Fractional Shares.  No fractional shares shall be issued under
                  -----------------
the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

         (h) Adjustments. Upon the happening of any of the events described in paragraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 2 hereof that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this Section 11 and, subject to Section 3, its determination shall be conclusive.

         If any person or entity owning restricted Common Stock obtained by exercise of an option made hereunder receives shares or securities or cash in connection with a corporate transaction described in paragraphs (a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

         12.      No Special Employment Rights.
                  ----------------------------

         Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

         13.      Withholding.
                  -----------

         The Company's obligation to deliver shares or provide any benefits under this Plan shall be subject to the option holder's satisfaction of all applicable income, employment, and excise tax withholding requirements of all applicable jurisdictions. With the approval of the Committee, which it shall have sole discretion to grant, and on such terms and conditions as the Committee may impose, the option holder may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition.

         14.      Restrictions on Issue of Shares.
                  -------------------------------

         (a) Notwithstanding the provisions of Section 7, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until the delivery or distribution of any shares issued under this Plan complies with all applicable laws (including without limitation, the Securities Act of 1933, as amended), and with the applicable rules of any stock exchange upon which the shares of the Company are listed or traded.

         (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with all applicable legal and regulatory requirements within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

         15.      Loans.
                  -----

         The Company may make loans to optionees to permit them to exercise options. If loans are made, the requirements of all applicable Federal and state laws and regulations regarding such loans must be met.

         16.      Modification of Outstanding Options.
                  -----------------------------------

         The Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.

         17.      Approval of Shareholders.
                  ------------------------

         The Plan shall be subject to approval by the vote of shareholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held shareholders' meeting, or by written consent of stockholders holding at least a majority of the voting stock of the Company, within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

         18.      Termination and Amendment.
                  -------------------------

         Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 18, the Board of Directors may not terminate, modify, or amend the Plan without shareholder approval if such shareholder approval is required by applicable law. The Committee may terminate, amend, or modify any outstanding option without the consent of the option holder, provided, however, that, except as provided in
Section 11, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise the price thereof, nor extend the term of such option.

         19.      Reservation of Stock.
                  --------------------

         The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

         20.      Limitation of Rights in the Option Shares.
                  -----------------------------------------

         Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.